Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, Feb. 20, 2023

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Grace Scott (918) 573-1092

Williams Continues Track Record of Financial Stability and Growth with Higher Fourth Quarter and Full-Year 2022 Results;
Analyst Day Set for Feb. 21

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and 12 months ended Dec. 31, 2022.

Strong fundamentals drive full-year 2022 financial results
•GAAP net income of $2.046 billion, or $1.67 per diluted share (EPS) – up 35% vs. 2021
•Adjusted net income of $2.228 billion, or $1.82 per diluted share (Adjusted EPS) – up 34% vs. 2021
•Adjusted EBITDA of $6.418 billion – up $783 million or 14% vs. 2021
•Cash flow from operations (CFFO) of $4.889 billion – up $944 million or 24% vs. 2021
•Available funds from operations (AFFO) of $4.918 billion – up $845 million or 21% vs. 2021
•Dividend coverage ratio of 2.37x (AFFO basis)
•Record gathering volumes of 16.5 Bcf/d and contracted transmission capacity of 24.4 Bcf/d – up 9% and 3%, respectively, from 2021
•Expect 3% growth in 2023 with Adjusted EBITDA guidance midpoint of $6.6 billion, yielding 7% CAGR over the last five years
•Ended the year with 3.55x leverage ratio

Strong 4Q results across key financial metrics cap a record year
•GAAP net income of $668 million, or $0.55 per diluted share
•Adjusted net income of $653 million, or $0.53 per diluted share (Adjusted EPS) – up 37% and 36%, respectively, vs. 4Q 2021
•Adjusted EBITDA of $1.774 billion – up $291 million or 20% vs. 4Q 2021
•CFFO of $1.219 billion – up 7% vs. 4Q 2021
•AFFO of $1.357 billion – up 30% vs. 4Q 2021
•Dividend coverage ratio of 2.62x (AFFO basis)

Growth projects, acquisitions and tech investments advance clean energy strategy
•Received FERC certificate and key permits for the Regional Energy Access expansion project which will provide the Northeast with greater access to clean, cost-effective natural gas
•Completed three strategic acquisitions: NorTex Midstream, Trace Midstream’s Haynesville assets and MountainWest at attractive valuations
•Advanced LNG capabilities with wellhead-to-water strategy and full-value chain NextGen Gas program
•Secured additional commitments on the Louisiana Energy Gateway project which connects Haynesville production to growing Gulf Coast LNG markets

•Continued execution of incremental growth projects on Transco, Northeast G&P, Haynesville and Deepwater Gulf of Mexico
•Outpaced midstream industry across key sustainability rankings including the 2022 CDP Climate Change Questionnaire and S&P Global ESG Score
•Named for the third consecutive year to the DJSI North American index and for the second consecutive year to the DJSI World index

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Williams finished the year strong with 20% Adjusted EBITDA growth in the fourth quarter, driven by our core business, upstream JVs and commodity marketing segment. Our natural gas-focused strategy once again resulted in record performance in 2022 with contracted transmission capacity, gathering volumes and Adjusted EBITDA all surpassing previous highs. Despite macroeconomic impacts of inflation, higher interest rates and recession risks, Williams delivered outstanding results that exceeded our financial guidance, even after we raised it twice during the year.

“In addition to the outstanding financial results in 2022, we also reached agreements on three acquisitions that bolster our ability to deliver growth through a variety of macroeconomic conditions. We significantly expanded our footprint with the strategic acquisitions of NorTex Midstream and Trace Midstream’s Haynesville assets, a key link in our Gulf Coast wellhead-to-water strategy. And just last week, we closed on our acquisition of MountainWest, enhancing our asset footprint in the western U.S. and growing our fully contracted demand based services. These investments along with our slate of high-return growth opportunities along our existing infrastructure give us a clear path to significant growth for years to come.”

Armstrong added, “Looking ahead, Williams will continue to set the pace for sustainable midstream companies by driving best-in-class emissions performance across the entire value chain. Natural gas is one of the most important tools available to reduce emissions on a global scale, and the build out of electrification and renewables will require our infrastructure and deep expertise in reliable energy delivery, resulting in continued earnings growth for Williams and long-term value creation for our shareholders.”

Williams Summary Financial Information	4Q				Full Year
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2022		2021		2022		2021

GAAP Measures
Net Income	$668		$621		$2,046		$1,514
Net Income Per Share	$0.55		$0.51		$1.67		$1.24
Cash Flow From Operations	$1,219		$1,139		$4,889		$3,945

Non-GAAP Measures (1)
Adjusted EBITDA	$1,774		$1,483		$6,418		$5,635
Adjusted Net Income	$653		$476		$2,228		$1,658
Adjusted Earnings Per Share	$0.53		$0.39		$1.82		$1.36
Available Funds from Operations	$1,357		$1,045		$4,918		$4,073
Dividend Coverage Ratio	2.62	x	2.10	x	2.37	x	2.04	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.55	x	3.90	x
Capital Investments (3) (4) (5)	$876		$371		$2,147		$1,577

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment (growth & maintenance capital), purchases of businesses, net of cash acquired, purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Full-year 2022 excludes $933 million for purchase of the Trace Midstream Haynesville gathering assets, which closed April 29, 2022.
(5) Full-year 2022 excludes $424 million for purchase of the NorTex Midstream assets, which closed August 31, 2022.

GAAP Measures
Fourth-quarter 2022 net income increased by $47 million compared to the prior year reflecting the benefit of higher service revenues driven by increased Haynesville gathering volumes including the Trace Acquisition, as well as higher commodity margins, which included unfavorable write-downs of inventory to lower period-end market prices, and increased results from our upstream operations. These improvements were partially offset by an unfavorable change of $128 million in net unrealized gains/losses on commodity derivatives, higher operating expenses, including higher employee-related costs, and increased intangible asset amortization. The tax provision increased primarily due to higher pretax income.

Full-year 2022 net income increased by $532 million compared to the prior year reflecting the benefit of higher service revenues as described above and also reflecting higher commodity-based rates and Transco’s Leidy South project being in service, higher results from our upstream operations, and higher commodity margins, which include unfavorable write-downs of inventory to lower period-end market prices. These improvements were partially offset by higher operating and administrative expenses driven by the increased scale of our upstream operations and higher employee-related costs, including costs from the Sequent acquisition for the full 2022 period, increased intangible asset amortization, an unfavorable change of $140 million in net unrealized gains and losses on commodity derivatives and the absence of a $77 million favorable impact in 2021 from Winter Storm Uri. The tax provision changed favorably as the impact of higher pretax income was more than offset by $134 million associated with the release of valuation allowances on deferred income tax assets and federal income tax settlements in the second quarter and the net benefit from a lower estimated state deferred income tax rate in the third quarter.

Cash flow from operations for the fourth quarter of 2022 increased as compared to 2021 primarily due to higher operating results exclusive of non-cash items partially offset by unfavorable net changes in working capital. Full-year 2022 cash flow from operations also increased compared to 2021 driven by higher operating results exclusive of non-cash items, favorable changes in margin deposits associated with commodity derivatives, and higher distributions from equity-method investments, partially offset by unfavorable net changes in working capital.

Non-GAAP Measures
Fourth-quarter 2022 Adjusted EBITDA increased by $291 million over the prior year, driven by the previously described benefits from service revenues, commodity margins, and upstream operations, partially offset by higher operating costs. Full-year 2022 Adjusted EBITDA increased by $783 million over the prior year due to similar drivers, but also reflecting higher administrative costs and the absence of the favorable impact in 2021 from Winter Storm Uri.

Fourth-quarter 2022 Adjusted Income improved by $177 million over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and amortization of certain assets from the Sequent acquisition. Full-year 2022 Adjusted Income improved by $570 million over the prior year driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives, amortization of certain assets from the Sequent acquisition, and favorable income tax benefits.

Fourth-quarter 2022 Available Funds From Operations (AFFO) increased by $312 million compared to the prior year primarily due to higher operating results exclusive of non-cash items. Full-year 2022 AFFO increased by $845 million reflecting higher operating results exclusive of non-cash items and higher distributions from equity-method investments.

Business Segment Results & Form 10-K
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's 2022 Form 10-K.

	Fourth Quarter						Full Year
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	4Q 2022	4Q 2021	Change	4Q 2022	4Q 2021	Change	2022	2021	Change	2022	2021	Change
Transmission & Gulf of Mexico	$687	$685	$2	$700	$685	$15	$2,674	$2,621	$53	$2,720	$2,623	$97
Northeast G&P	464	459	5	464	459	5	1,796	1,712	84	1,796	1,712	84
West	326	259	67	326	259	67	1,211	961	250	1,219	961	258
Gas & NGL Marketing Services	209	183	26	149	11	138	(40)	22	(62)	258	146	112
Other	150	87	63	135	69	66	434	178	256	425	193	232
Total	$1,836	$1,673	$163	$1,774	$1,483	$291	$6,075	$5,494	$581	$6,418	$5,635	$783

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
Fourth-quarter 2022 Modified and Adjusted EBITDA improved compared to the prior year driven by higher service revenues from the NorTex acquisition, partially offset by higher operating and administrative costs. Year-to-date 2022 Modified and Adjusted EBITDA improved compared to the prior year driven by higher service revenues reflecting Transco’s Leidy South project going in service and the NorTex acquisition, as well as the absence of hurricane related impacts, partially offset by higher operating and administrative costs. Modified EBITDA for the 2022 periods was further impacted by certain regulatory, abandonment, and monitoring charges which are excluded from Adjusted EBITDA.

Northeast G&P
Fourth-quarter 2022 Modified and Adjusted EBITDA increased over the prior year driven by higher service revenues from Ohio Valley Midstream, partially offset by lower contributions from equity-investees reflecting lower cost-of-service rates, lower commodity-based rates, lower volumes and impact from winter weather.

Both Modified and Adjusted EBITDA also improved for the full-year 2022 period, driven by Ohio Valley Midstream and gathering rate increases, partially offset by lower Susquehanna volumes, higher operating and administrative costs, lower net equity-investee contributions reflecting lower cost-of-service rates partially offset by higher commodity-based rates, lower volumes and impact from winter weather.

West
Fourth-quarter and full-year 2022 Modified and Adjusted EBITDA increased compared to the prior year benefiting from higher Haynesville gathering volumes including contributions from Trace Midstream acquired in April as well as higher net realized commodity-based rates, partially offset by winter weather impact in the Wamsutter and Rocky Mountain Midstream joint venture as well as higher operating and administrative costs.

Gas & NGL Marketing Services
Fourth-quarter 2022 Modified EBITDA improved from the prior year primarily reflecting higher commodity margins which included higher write-downs of inventory to lower period-end market prices, partially offset by a $122 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.
Full-year 2022 Modified EBITDA declined from the prior year primarily reflecting a $168 million net unfavorable change in unrealized loss on commodity derivatives, which is excluded from Adjusted EBITDA, as well as the absence of a $58 million favorable impact in 2021 from Winter Storm Uri and higher administrative costs associated with the Sequent business acquired in July 2021. These decreases were partially offset by higher commodity margins which included higher write-downs of inventory to lower period-end market prices.

Other
Fourth-quarter 2022 Modified and Adjusted EBITDA improved compared to the prior year primarily reflecting higher volumes from our upstream operations in the Haynesville Shale, partially offset by winter weather impact in the Wamsutter.

Full-year 2022 Modified EBITDA also improved compared to the prior year primarily reflecting higher prices and volumes from our upstream operations and a $25 million net favorable change in unrealized gain/loss on commodity derivatives related to our upstream operations, which is excluded from Adjusted EBITDA. Both measures were also impacted by higher operating expenses and the absence of a $22 million favorable impact in 2021 from Winter Storm Uri. The full-year results were partially offset by winter weather impact in the Wamsutter.

2023 Financial Guidance
The company expects 2023 Adjusted EBITDA between $6.4 billion and $6.8 billion. The company also expects 2023 growth capex between $1.4 billion to $1.7 billion and maintenance capex between $750 million and $850 million, which includes capital of $250 million for emissions reduction and modernization initiatives. Importantly, Williams anticipates a leverage ratio midpoint of 3.65x, which will allow it to retain financial flexibility. The dividend has been increased by 5.3% on an annualized basis to $1.79 in 2023 from $1.70 in 2022.

Williams 2023 Analyst Day Scheduled for Tomorrow, Materials to be Posted Shortly
Williams is hosting its 2023 Analyst Day event on Tuesday, Feb. 21, 2023 beginning at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). In addition to discussing 2022 results, Williams' management will give in-depth presentations covering the company's natural gas infrastructure strategy to meet growing clean energy demands. These presentations will highlight the company’s efficient operations, disciplined project execution, strong financial position and 2023 financial guidance. Presentation slides and earnings materials will be accessible on the Williams’ Investor Relations website shortly.

Participants who wish to view the live presentation can access the webcast here: https://app.webinar.net/wAoX6Qm6lRx.

A replay of the 2023 Analyst Day webcast will also be available on the website for at least 90 days following the event.

About Williams
As the world demands reliable, low-cost, low-carbon energy, Williams (NYSE: WMB) will be there with the best transport, storage and delivery solutions to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation, storage, wholesale marketing and trading of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 32,000 miles of pipelines system wide – including Transco, the nation’s largest volume and fastest growing pipeline – and handles approximately one third of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. Learn how the company is leveraging its nationwide footprint to incorporate clean hydrogen, NextGen Gas and other innovations at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income

	Year Ended December 31,
	2022	2021	2020
	(Millions, except per-share amounts)
Revenues:
Service revenues	$6,536	$6,001	$5,924
Service revenues – commodity consideration	260	238	129
Product sales	4,556	4,536	1,671
Net gain (loss) on commodity derivatives	(387)	(148)	(5)
Total revenues	10,965	10,627	7,719
Costs and expenses:
Product costs	3,369	3,931	1,545
Net processing commodity expenses	88	101	68
Operating and maintenance expenses	1,817	1,548	1,326
Depreciation and amortization expenses	2,009	1,842	1,721
Selling, general, and administrative expenses	636	558	466
Impairment of certain assets	—	2	182
Impairment of goodwill	—	—	187
Other (income) expense – net	28	14	22
Total costs and expenses	7,947	7,996	5,517
Operating income (loss)	3,018	2,631	2,202
Equity earnings (losses)	637	608	328
Impairment of equity-method investments	—	—	(1,046)
Other investing income (loss) – net	16	7	8
Interest incurred	(1,167)	(1,190)	(1,192)
Interest capitalized	20	11	20
Other income (expense) – net	18	6	(43)
Income (loss) before income taxes	2,542	2,073	277
Less: Provision (benefit) for income taxes	425	511	79
Net income (loss)	2,117	1,562	198
Less: Net income (loss) attributable to noncontrolling interests	68	45	(13)
Net income (loss) attributable to The Williams Companies, Inc.	2,049	1,517	211
Less: Preferred stock dividends	3	3	3
Net income (loss) available to common stockholders	$2,046	$1,514	$208
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$1.68	$1.25	$.17
Weighted-average shares (thousands)	1,218,362	1,215,221	1,213,631
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$1.67	$1.24	$.17
Weighted-average shares (thousands)	1,222,672	1,218,215	1,215,165

The Williams Companies, Inc.
Consolidated Balance Sheet

	December 31,
	2022	2021
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$152	$1,680
Trade accounts and other receivables	2,729	1,986
Allowance for doubtful accounts	(6)	(8)
Trade accounts and other receivables – net	2,723	1,978
Inventories	320	379
Derivative assets	323	301
Other current assets and deferred charges	279	211
Total current assets	3,797	4,549

Investments	5,065	5,127
Property, plant, and equipment – net	30,889	29,258
Intangible assets – net of accumulated amortization	7,363	7,402
Regulatory assets, deferred charges, and other	1,319	1,276
Total assets	$48,433	$47,612

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,327	$1,746
Derivative liabilities	316	166
Accrued and other current liabilities	1,270	1,035
Commercial paper	350	—
Long-term debt due within one year	627	2,025
Total current liabilities	4,890	4,972

Long-term debt	21,927	21,650
Deferred income tax liabilities	2,887	2,453
Regulatory liabilities, deferred income, and other	4,684	4,436
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at December 31, 2022 and December 31, 2021; 35,000 shares issued at December 31, 2022 and December 31, 2021)	35	35
Common stock ($1 par value; 1,470 million shares authorized at December 31, 2022 and December 31, 2021; 1,253 million shares issued at December 31, 2022 and 1,250 million shares issued at December 31, 2021)	1,253	1,250
Capital in excess of par value	24,542	24,449
Retained deficit	(13,271)	(13,237)
Accumulated other comprehensive income (loss)	(24)	(33)
Treasury stock, at cost (35 million shares of common stock)	(1,050)	(1,041)
Total stockholders’ equity	11,485	11,423
Noncontrolling interests in consolidated subsidiaries	2,560	2,678
Total equity	14,045	14,101
Total liabilities and equity	$48,433	$47,612

The Williams Companies, Inc.
Consolidated Statement of Cash Flows

	Year Ended December 31,
	2022	2021	2020
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$2,117	$1,562	$198
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	2,009	1,842	1,721
Provision (benefit) for deferred income taxes	431	509	108
Equity (earnings) losses	(637)	(608)	(328)
Distributions from equity-method investees	865	757	653
Impairment of goodwill	—	—	187
Impairment of equity-method investments	—	—	1,046
Impairment of certain assets	—	2	182
Net unrealized (gain) loss from derivative instruments	249	109	—
Inventory write-downs	161	15	17
Amortization of stock-based awards	73	81	52
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	(733)	(545)	(2)
Inventories	(110)	(139)	(28)
Other current assets and deferred charges	(33)	(63)	11
Accounts payable	410	643	(7)
Accrued and other current liabilities	209	58	(309)
Changes in current and noncurrent derivative assets and liabilities	94	(277)	(4)
Other, including changes in noncurrent assets and liabilities	(216)	(1)	(1)
Net cash provided (used) by operating activities	4,889	3,945	3,496
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	345	—	—
Proceeds from long-term debt	1,755	2,155	3,899
Payments of long-term debt	(2,876)	(894)	(3,841)
Proceeds from issuance of common stock	54	9	9
Common dividends paid	(2,071)	(1,992)	(1,941)
Dividends and distributions paid to noncontrolling interests	(204)	(187)	(185)
Contributions from noncontrolling interests	18	9	7
Payments for debt issuance costs	(17)	(26)	(20)
Other – net	(46)	(16)	(13)
Net cash provided (used) by financing activities	(3,042)	(942)	(2,085)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(2,253)	(1,239)	(1,239)
Dispositions – net	(30)	(8)	(36)
Contributions in aid of construction	12	52	37
Purchases of businesses, net of cash acquired	(933)	(151)	—
Purchases of and contributions to equity-method investments	(166)	(115)	(325)
Other – net	(5)	(4)	5
Net cash provided (used) by investing activities	(3,375)	(1,465)	(1,558)
Increase (decrease) in cash and cash equivalents	(1,528)	1,538	(147)
Cash and cash equivalents at beginning of year	1,680	142	289
Cash and cash equivalents at end of year	$152	$1,680	$142
_________
(1) Increases to property, plant, and equipment	$(2,394)	$(1,305)	$(1,160)
Changes in related accounts payable and accrued liabilities	141	66	(79)
Capital expenditures	$(2,253)	$(1,239)	$(1,239)

Transmission & Gulf of Mexico
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$708	$693	$706	$739	$2,846	$730	$717	$734	$758	$2,939
Gathering, processing, storage and transportation revenues	86	90	74	94	344	82	84	99	100	365
Other fee revenues (1)	4	4	5	5	18	5	5	4	7	21
Commodity margins	8	7	8	12	35	15	11	10	7	43
Net unrealized gain (loss) from derivative instruments	—	—	—	—	—	—	—	1	(1)	—
Operating and administrative costs (1)	(198)	(197)	(215)	(226)	(836)	(202)	(227)	(238)	(239)	(906)
Other segment income (expenses) - net (1)	5	5	7	16	33	19	17	(22)	5	19
Impairment of certain assets	—	(2)	—	—	(2)	—	—	—	—	—
Proportional Modified EBITDA of equity-method investments	47	46	45	45	183	48	45	50	50	193
Modified EBITDA	660	646	630	685	2,621	697	652	638	687	2,674
Adjustments	—	2	—	—	2	—	—	33	13	46
Adjusted EBITDA	$660	$648	$630	$685	$2,623	$697	$652	$671	$700	$2,720

Statistics for Operated Assets
Natural Gas Transmission (4)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.1	13.1	13.8	14.2	13.8	15.0	13.5	14.7	14.2	14.4
Avg. daily firm reserved capacity (MMdth)	18.6	18.3	18.7	19.2	18.7	19.3	19.1	19.2	19.3	19.2
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	2.8	2.2	2.0	2.6	2.4	2.8	2.1	2.0	2.9	2.5
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.3	1.1	1.2	0.9	1.3	1.4	1.1	1.3
Avg. daily firm reserved capacity (MMdth)	1.3	1.3	1.3	1.3	1.3	1.3	1.3	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (2)
Gathering volumes (Bcf/d)	0.28	0.31	0.25	0.29	0.28	0.30	0.28	0.29	0.28	0.29
Plant inlet natural gas volumes (Bcf/d)	0.46	0.41	0.44	0.48	0.45	0.48	0.46	0.49	0.46	0.47
NGL production (Mbbls/d)	29	26	28	33	29	31	31	26	26	28
NGL equity sales (Mbbls/d)	7	5	6	7	6	7	7	4	5	6
Crude oil transportation volumes (Mbbls/d)	130	151	120	135	134	110	124	125	118	119
Non-consolidated (3)
Gathering volumes (Bcf/d)	0.36	0.40	0.29	0.36	0.35	0.39	0.37	0.41	0.42	0.40
Plant inlet natural gas volumes (Bcf/d)	0.37	0.40	0.29	0.36	0.35	0.38	0.37	0.41	0.42	0.40
NGL production (Mbbls/d)	28	31	21	27	27	28	26	29	29	28
NGL equity sales (Mbbls/d)	9	11	6	7	8	8	6	7	10	8

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with operated equity-method investments.
(4) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.

Northeast G&P
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$311	$315	$340	$342	$1,308	$323	$350	$354	$368	$1,395
Other fee revenues (1)	25	25	26	27	103	27	27	27	46	127
Commodity margins	3	—	(2)	4	5	6	1	3	—	10
Operating and administrative costs (1)	(89)	(86)	(94)	(103)	(372)	(85)	(102)	(101)	(97)	(385)
Other segment income (expenses) - net	(1)	(7)	(3)	(3)	(14)	(3)	—	(1)	(1)	(5)
Proportional Modified EBITDA of equity-method investments	153	162	175	192	682	150	174	182	148	654
Modified EBITDA	402	409	442	459	1,712	418	450	464	464	1,796
Adjustments	—	—	—	—	—	—	—	—	—	—
Adjusted EBITDA	$402	$409	$442	$459	$1,712	$418	$450	$464	$464	$1,796

Statistics for Operated Assets and non-operated Blue Racer Midstream
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.19	4.10	4.26	4.38	4.24	4.03	4.19	4.22	4.31	4.19
Plant inlet natural gas volumes (Bcf/d)	1.41	1.62	1.64	1.62	1.57	1.46	1.70	1.74	1.70	1.65
NGL production (Mbbls/d)	102	115	121	120	115	110	118	125	127	120
NGL equity sales (Mbbls/d)	1	1	—	1	1	2	1	1	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.62	6.76	6.92	6.84	6.79	6.62	6.76	6.58	6.48	6.61
Plant inlet natural gas volumes (Bcf/d)	0.87	0.87	0.79	0.73	0.82	0.66	0.76	0.66	0.77	0.71
NGL production (Mbbls/d)	60	58	56	51	56	50	53	45	56	51
NGL equity sales (Mbbls/d)	8	6	6	6	6	4	3	2	2	3

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Also, all periods include non-operated Blue Racer Midstream.

West
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues	$269	$285	$302	$313	$1,169	$317	$360	$397	$401	$1,475
Other fee revenues (1)	6	4	4	7	21	6	6	6	5	23
Commodity margins	31	26	21	22	100	23	25	27	27	102
Operating and administrative costs (1)	(109)	(113)	(108)	(112)	(442)	(112)	(133)	(128)	(133)	(506)
Other segment income (expenses) - net	—	(1)	11	(2)	8	(1)	(1)	(6)	(7)	(15)
Proportional Modified EBITDA of equity-method investments	25	22	27	31	105	27	31	41	33	132
Modified EBITDA	222	223	257	259	961	260	288	337	326	1,211
Adjustments	—	—	—	—	—	—	8	—	—	8
Adjusted EBITDA	$222	$223	$257	$259	$961	$260	$296	$337	$326	$1,219

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	3.11	3.21	3.31	3.36	3.25	3.47	5.14	5.20	5.50	5.19
Plant inlet natural gas volumes (Bcf/d)	1.20	1.20	1.29	1.22	1.23	1.13	1.14	1.21	1.10	1.15
NGL production (Mbbls/d)	36	39	49	43	41	47	49	45	32	43
NGL equity sales (Mbbls/d)	13	16	19	15	16	17	18	13	7	14
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.27	0.30	0.28	0.28	0.29	0.28	0.28	0.29	0.29	0.29
Plant inlet natural gas volumes (Bcf/d)	0.27	0.30	0.28	0.28	0.28	0.27	0.28	0.29	0.29	0.28
NGL production (Mbbls/d)	24	32	32	32	29	31	32	34	32	33
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	85	101	119	132	109	118	144	172	151	146

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Trace Acquisition gathering assets after the purchase on April 29, 2022. Average volumes were calculated over the period owned. Volumes for 2nd quarter 2022 and year-to-date 2022 if averaged over the entire period would have been 4.68 Bcf/d and 4.72 Bcf/d, respectively.
(4) Includes 100% of the volumes associated with operated equity-method investments, including Rocky Mountain Midstream.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Overland Pass Pipeline Company and Rocky Mountain Midstream.

Gas & NGL Marketing Services
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Commodity margins	$95	$13	$46	$11	$165	$100	$23	$39	$161	$323
Other fee revenues	1	1	—	1	3	1	—	1	1	3
Net unrealized gain (loss) from derivative instruments	—	(3)	(294)	188	(109)	(57)	(288)	5	66	(274)
Operating and administrative costs	(3)	(3)	(14)	(17)	(37)	(31)	(23)	(24)	(18)	(96)
Other segment income (expenses) - net	—	—	—	—	—	—	6	(1)	(1)	4
Modified EBITDA	93	8	(262)	183	22	13	(282)	20	209	(40)
Adjustments (1)	—	—	296	(172)	124	52	288	18	(60)	298
Adjusted EBITDA	$93	$8	$34	$11	$146	$65	$6	$38	$149	$258

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)(2)	1.05	0.94	7.98	7.71	7.70	7.96	6.66	7.11	7.05	7.20
NGLs (Mbbls/d)	233	216	229	229	227	246	234	267	254	250

(1) 2022 Adjustments for Gas & NGL Marketing Services includes the impact of volatility on NGL linefill transactions. Had this adjustment been made in 2021, Adjusted EBITDA would have been reduced by ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively.
(2) Includes 100% of the volumes associated with the Sequent Acquisition after the purchase on July 1, 2021. Average volumes were calculated over the period owned. Year-to-date volumes for 2021 would have been 4.45 Bcf/d if averaged over the entire year.

Other
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Service revenues	$7	$8	$8	$9	$32	$9	$7	$6	$2	$24
Net realized product sales	56	49	105	103	313	96	142	180	184	602
Net unrealized gain (loss) from derivative instruments	—	(5)	(15)	20	—	(66)	47	29	15	25
Operating and administrative costs	(25)	(26)	(58)	(43)	(152)	(33)	(57)	(62)	(59)	(211)
Other segment income (expenses) - net	(5)	(6)	(2)	(2)	(15)	(1)	—	(13)	8	(6)
Modified EBITDA	33	20	38	87	178	5	139	140	150	434
Adjustments	5	9	19	(18)	15	66	(47)	(13)	(15)	(9)
Adjusted EBITDA	$38	$29	$57	$69	$193	$71	$92	$127	$135	$425

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.07	0.14	0.17	0.14	0.13	0.12	0.19	0.27	0.31	0.22
NGLs (Mbbls/d)	2	6	8	8	6	7	7	8	7	7
Crude Oil (Mbbls/d)	1	2	3	3	2	2	3	2	2	2

Capital Expenditures and Investments
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$109	$209	$172	$173	$663	$125	$129	$637	$358	$1,249
Northeast G&P	40	46	41	22	149	40	30	52	92	214
West	33	76	49	45	203	61	82	94	226	463
Other	78	94	10	42	224	65	74	58	130	327
Total (1)	$260	$425	$272	$282	$1,239	$291	$315	$841	$806	$2,253

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$3	$6	$5	$12	$26	$16	$26	$11	$17	$70
Northeast G&P	11	24	30	24	89	32	18	28	8	86
Other	—	—	—	—	—	8	—	1	1	10
Total	$14	$30	$35	$36	$115	$56	$44	$40	$26	$166

Summary:
Transmission & Gulf of Mexico	$112	$215	$177	$185	$689	$141	$155	$648	$375	$1,319
Northeast G&P	51	70	71	46	238	72	48	80	100	300
West	33	76	49	45	203	61	82	94	226	463
Other	78	94	10	42	224	73	74	59	131	337
Total	$274	$455	$307	$318	$1,354	$347	$359	$881	$832	$2,419

Capital investments:
Increases to property, plant, and equipment	$263	$430	$308	$304	$1,305	$260	$382	$907	$845	$2,394
Purchases of businesses, net of cash acquired	—	—	126	25	151	—	933	—	—	933
Purchases of and contributions to equity-method investments	14	30	35	36	115	56	44	40	26	166
Purchases of other long-term investments	—	—	—	6	6	—	3	3	5	11
Total	$277	$460	$469	$371	$1,577	$316	$1,362	$950	$876	$3,504

(1) Increases to property, plant, and equipment	$263	$430	$308	$304	$1,305	$260	$382	$907	$845	$2,394
Changes in related accounts payable and accrued liabilities	(3)	(5)	(36)	(22)	(66)	31	(67)	(66)	(39)	(141)
Capital expenditures	$260	$425	$272	$282	$1,239	$291	$315	$841	$806	$2,253

Contributions from noncontrolling interests	$2	$4	$—	$3	$9	$3	$5	$7	$3	$18
Contributions in aid of construction	$19	$17	$10	$6	$52	$(3)	$9	$2	$4	$12
Proceeds from disposition of equity-method investments	$—	$1	$—	$—	$1	$—	$—	$7	$—	$7

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2021					2022
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$425	$304	$164	$621	$1,514	$379	$400	$599	$668	$2,046

Income (loss) - diluted earnings (loss) per common share (1)	$.35	$.25	$.13	$.51	$1.24	$.31	$.33	$.49	$.55	$1.67
Adjustments:
Transmission & Gulf of Mexico
Loss related to Eminence storage cavern abandonments and monitoring	$—	$—	$—	$—	$—	$—	$—	$19	$12	$31
Regulatory liability charges associated with decrease in Transco’s estimated deferred state income tax rate	—	—	—	—	—	—	—	15	—	15
Net unrealized (gain) loss from derivative instruments	—	—	—	—	—	—	—	(1)	1	—
Impairment of certain assets	—	2	—	—	2	—	—	—	—	—
Total Transmission & Gulf of Mexico adjustments	—	2	—	—	2	—	—	33	13	46
West
Trace acquisition costs	—	—	—	—	—	—	8	—	—	8
Total West adjustments	—	—	—	—	—	—	8	—	—	8
Gas & NGL Marketing Services
Amortization of purchase accounting inventory fair value adjustment	—	—	2	16	18	15	—	—	—	15
Impact of volatility on NGL linefill transactions (2)	—	—	—	—	—	(20)	—	23	6	9
Net unrealized (gain) loss from derivative instruments	—	—	294	(188)	106	57	288	(5)	(66)	274
Total Gas & NGL Marketing Services adjustments	—	—	296	(172)	124	52	288	18	(60)	298
Other
Regulatory liability charge associated with decrease in Transco’s estimated deferred state income tax rate	—	—	—	—	—	—	—	5	—	5
Expenses associated with Sequent acquisition and transition	—	—	3	2	5	—	—	—	—	—
Net unrealized (gain) loss from derivative instruments	—	4	16	(20)	—	66	(47)	(29)	(15)	(25)
Accrual for loss contingencies	5	5	—	—	10	—	—	11	—	11
Total Other adjustments	5	9	19	(18)	15	66	(47)	(13)	(15)	(9)
Adjustments included in Modified EBITDA	5	11	315	(190)	141	118	249	38	(62)	343
Adjustments below Modified EBITDA
Accelerated depreciation for decommissioning assets	—	20	13	—	33	—	—	—	—	—
Amortization of intangible assets from Sequent acquisition	—	—	21	(3)	18	42	41	42	42	167
Depreciation adjustment related to Eminence storage cavern abandonments	—	—	—	—	—	—	—	(1)	—	(1)
	—	20	34	(3)	51	42	41	41	42	166
Total adjustments	5	31	349	(193)	192	160	290	79	(20)	509
Less tax effect for above items	(1)	(8)	(87)	48	(48)	(40)	(72)	(17)	5	(124)
Adjustments for tax-related items (3)	—	—	—	—	—	—	(134)	(69)	—	(203)
Adjusted income available to common stockholders	$429	$327	$426	$476	$1,658	$499	$484	$592	$653	$2,228
Adjusted income - diluted earnings per common share (1)	$.35	$.27	$.35	$.39	$1.36	$.41	$.40	$.48	$.53	$1.82
Weighted-average shares - diluted (thousands)	1,217,211	1,217,476	1,217,979	1,221,454	1,218,215	1,221,279	1,222,694	1,222,472	1,224,212	1,222,672
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Had this adjustment been made in 2021, the Gas & NGL Marketing segment would have included adjustments of ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively. This would have reduced Adjusted income – diluted earnings per common share by $0.01, $0.01, and $0.02 for the 1st and 3rd quarters, and full year period, respectively.

(3) The second quarter of 2022 includes adjustments for the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits. The third quarter of 2022 includes an unfavorable adjustment to reverse the net benefit primarily associated with a significant decrease in our estimated deferred state income tax rate, partially offset by an unfavorable revision to a state net operating loss carryforward.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2021					2022
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$435	$322	$173	$632	$1,562	$392	$407	$621	$697	$2,117
Provision (benefit) for income taxes	141	119	53	198	511	118	(45)	96	256	425
Interest expense	294	298	292	295	1,179	286	281	291	289	1,147
Equity (earnings) losses	(131)	(135)	(157)	(185)	(608)	(136)	(163)	(193)	(145)	(637)
Other investing (income) loss - net	(2)	(2)	(2)	(1)	(7)	(1)	(2)	(1)	(12)	(16)
Proportional Modified EBITDA of equity-method investments	225	230	247	268	970	225	250	273	231	979
Depreciation and amortization expenses	438	463	487	454	1,842	498	506	500	505	2,009
Accretion expense associated with asset retirement obligations for nonregulated operations	10	11	12	12	45	11	13	12	15	51
Modified EBITDA	$1,410	$1,306	$1,105	$1,673	$5,494	$1,393	$1,247	$1,599	$1,836	$6,075

Transmission & Gulf of Mexico	$660	$646	$630	$685	$2,621	$697	$652	$638	$687	$2,674
Northeast G&P	402	409	442	459	1,712	418	450	464	464	1,796
West	222	223	257	259	961	260	288	337	326	1,211
Gas & NGL Marketing Services	93	8	(262)	183	22	13	(282)	20	209	(40)
Other	33	20	38	87	178	5	139	140	150	434
Total Modified EBITDA	$1,410	$1,306	$1,105	$1,673	$5,494	$1,393	$1,247	$1,599	$1,836	$6,075

Adjustments (1):
Transmission & Gulf of Mexico	$—	$2	$—	$—	$2	$—	$—	$33	$13	$46
West	—	—	—	—	—	—	8	—	—	8
Gas & NGL Marketing Services(2)	—	—	296	(172)	124	52	288	18	(60)	298
Other	5	9	19	(18)	15	66	(47)	(13)	(15)	(9)
Total Adjustments	$5	$11	$315	$(190)	$141	$118	$249	$38	$(62)	$343

Adjusted EBITDA:
Transmission & Gulf of Mexico	$660	$648	$630	$685	$2,623	$697	$652	$671	$700	$2,720
Northeast G&P	402	409	442	459	1,712	418	450	464	464	1,796
West	222	223	257	259	961	260	296	337	326	1,219
Gas & NGL Marketing Services	93	8	34	11	146	65	6	38	149	258
Other	38	29	57	69	193	71	92	127	135	425
Total Adjusted EBITDA	$1,415	$1,317	$1,420	$1,483	$5,635	$1,511	$1,496	$1,637	$1,774	$6,418

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.
(2) 2022 Adjustments for Gas & NGL Marketing Services includes the impact of volatility on NGL linefill transactions. Had this adjustment been made in 2021, Adjusted EBITDA would have been reduced by ($15), ($5), ($15), $1, and ($34) for the 1st, 2nd, 3rd, and 4th quarters, and full year period, respectively.

Reconciliation of Cash Flow from Operating Activities to Available Funds from Operations (AFFO)
(UNAUDITED)
	2021					2022
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net cash provided (used) by operating activities" to Non-GAAP "Available funds from operations"

Net cash provided (used) by operating activities	$915	$1,057	$834	$1,139	$3,945	$1,082	$1,098	$1,490	$1,219	$4,889
Exclude: Cash (provided) used by changes in:
Accounts receivable	59	(9)	488	7	545	3	794	(125)	61	733
Inventories, including write-downs	8	50	54	12	124	(178)	177	77	(127)	(51)
Other current assets and deferred charges	6	50	11	(4)	63	65	(50)	47	(29)	33
Accounts payable	(38)	(56)	(476)	(73)	(643)	138	(828)	(53)	333	(410)
Accrued and other current liabilities	116	(130)	(53)	9	(58)	149	(125)	(191)	(42)	(209)
Changes in current and noncurrent derivative assets and liabilities	6	25	236	10	277	(101)	52	(37)	(8)	(94)
Other, including changes in noncurrent assets and liabilities	10	(31)	27	(5)	1	67	65	73	11	216
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(1)	(3)
Dividends and distributions paid to noncontrolling interests	(54)	(41)	(40)	(52)	(187)	(37)	(58)	(46)	(63)	(204)
Contributions from noncontrolling interests	2	4	—	3	9	3	5	7	3	18
Available funds from operations	$1,029	$919	$1,080	$1,045	$4,073	$1,190	$1,130	$1,241	$1,357	$4,918

Common dividends paid	$498	$498	$498	$498	$1,992	$518	$517	$518	$518	$2,071

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.07	1.85	2.17	2.10	2.04	2.30	2.19	2.40	2.62	2.37

Reconciliation of Net Income (Loss) to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2023 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$2,080	$2,230	$2,380
Provision (benefit) for income taxes	665	715	765
Interest expense		1,220
Equity (earnings) losses		(580)
Proportional Modified EBITDA of equity-method investments		930
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,065
Other		(14)
Modified EBITDA	$6,366	$6,566	$6,766
EBITDA Adjustments		34
Adjusted EBITDA	$6,400	$6,600	$6,800

Net income (loss)	$2,080	$2,230	$2,380
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		100
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$1,980	$2,130	$2,280

Adjustments:
Adjustments included in Modified EBITDA (1)		34
Adjustments below Modified EBITDA (2)		59
Allocation of adjustments to noncontrolling interests		—
Total adjustments		93
Less tax effect for above items		(23)
Adjusted income available to common stockholders	$2,050	$2,200	$2,350
Adjusted diluted earnings per common share	$1.67	$1.80	$1.92
Weighted-average shares - diluted (millions)		1,225

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$4,900	$5,100	$5,300
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(225)
Contributions from noncontrolling interests		53
Available funds from operations (AFFO)	$4,725	$4,925	$5,125
AFFO per common share	$3.86	$4.02	$4.18
Common dividends paid		$2,190
Coverage Ratio (AFFO/Common dividends paid)	2.16x	2.25x	2.34x

(1) Includes transaction and transition costs associated with the MountainWest acquisition
(2) Includes amortization of Sequent intangible asset of $59 million

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•Demand for our services;

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises, including COVID-19;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022, (b) Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and other subsequently filed Quarterly Reports on Form 10-Q, and (c) when filed with the SEC, Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022.

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